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                                                                    EXHIBIT 99.5

                         SUNSTONE HOTEL INVESTORS, INC.
                               1994 DIRECTORS PLAN

                                   ARTICLE ONE

                               GENERAL PROVISIONS


        I.        PURPOSE OF THE PLAN

                  A. This 1994 Directors Plan (the "Plan") is intended to promote the interests of Sunstone Hotel Investors, Inc., a Maryland corporation or any successor corporation (the "Corporation"), by offering non-employee members of the Board the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

                  B. The Plan will become effective immediately upon the execution and final pricing of the Underwriting Agreement for the initial public offering of the Corporation's Common Stock. The execution date of such Underwriting Agreement is hereby designated as the Effective Date of the Plan.

       II.        DEFINITIONS

                  A. For purposes of the Plan, the following definitions shall be in effect:

                  BOARD:  the Corporation's Board of Directors.

                  CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

                  a. the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                  b. a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be
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         comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

                  CODE:  the Internal Revenue Code of 1986, as amended.

                  COMMON STOCK:  shares of the Corporation's common stock.

                  CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

                          a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated;

                          b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

                          c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

                  EFFECTIVE DATE: August 10, 1995, the date on which the Underwriting Agreement for the initial public offering of the Corporation's Common Stock was executed and finally priced.

                  EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

                  EXERCISE DATE: the date on which the Corporation shall have received written notice of the exercise of an option granted pursuant to the Automatic Option Grant Program of Article Two.

                  FAIR MARKET VALUE: the value per share of Common Stock determined in accordance with the following provisions:


                                       2.
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                          a. If the Common Stock is at the time traded on the
         Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                           b. If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the securities exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                  1933 ACT:  the Securities Act of 1933, as amended.

                  1934 ACT: the Securities and Exchange Act of 1934, as amended from time to time.

                  NON-STATUTORY OPTION: a stock option not intended to meet the requirements of Code Section 422.

                  OPTIONEE: any person to whom an option is granted under the Automatic Option Grant Program of Article Two.

                  PARTICIPANT: any person who receives a direct issuance of Common Stock under the Automatic Stock Issuance Program of Article Three.

                  B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                           Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                       3.
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                          Each corporation (other than the Corporation) in an
         unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      III.        STRUCTURE OF THE PLAN

                  A. Stock Programs. The Plan shall be divided into two (2) separate components: the Automatic Option Grant Program specified in Article Two and the Automatic Stock Issuance Program specified in Article Three. Under the Automatic Option Grant Program, non-employee members of the Board will automatically receive option grants to purchase shares of Common Stock at periodic intervals over their period of Board service. Under the Automatic Stock Issuance Program, non-employee members of the Board will automatically receive direct issuances of Common Stock at periodic intervals over their period of Board service.

                  B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four shall apply to both the Automatic Option Grant Program and the Automatic Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

       IV.        ELIGIBILITY

                  A. Eligible Directors. The individuals eligible to receive automatic option grants and direct stock issuances pursuant to the provisions of this Plan shall be limited to (i) those individuals who are serving as non-employee members of the Board on the Effective Date, (ii) those individuals who are first elected or appointed as non-employee Board members after the Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, (iii) those individuals who continue to serve as non-employee Board members at one or more annual stockholders meetings, beginning with the 1995 Annual Meeting, whether or not such individuals commenced Board service prior to the Effective Date, and (iv) those individuals who cease to serve as non-employee Board members at any time after the Effective Date but who are subsequently re-elected as non-employee Board members, whether through appointment by the Board or election by the Corporation's stockholders.

                  With the exception of Mr. C. Robert Enever, a non-employee Board member shall not be eligible to receive an automatic option grant or stock issuance under this Plan if such individual is, on the date of the option grant or direct stock issuance, an Employee of any parent or subsidiary of the Corporation. Any non-employee Board member eligible to participate in the Plan pursuant to the foregoing criteria shall be designated an Eligible Director.


                                       4.
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                  B. Limitation. An Eligible Director shall not be entitled to receive any option grants or stock issuances under any other stock plan of the Corporation (or its parent or subsidiaries) during his or her period of Board service.

        V.        STOCK SUBJECT TO THE PLAN

                  A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 150,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section V.

                  B. In no event shall the aggregate number of shares granted pursuant to the Automatic Option Grant Program of Article Two and issued directly pursuant to the Automatic Stock Issuance Program of Article Three exceed 15,000 shares in any calendar year. Once this limitation is reached in any calendar year, no further stock option grants or direct stock issuances will be made under the Plan for the balance of that year. However, any Eligible Directors who fail to receive their stock option grants or direct stock issuances in any calendar year by reason of such limitation shall receive those grants or issuances on the first trading day in the succeeding calendar year, and such grants and issuances shall have priority over all other grants and issuances to be made in that calendar year.

                  C. Should the number of shares which remain available for issuance under the Plan not be sufficient for the automatic option grants and stock issuances to be made at a particular time, then the available shares shall be allocated proportionately among all the automatic option grants and stock issuances to be made at that time.

                  D. Should one or more outstanding options under the Automatic Option Grant Program expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. All share issuances under the Plan shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Automatic Option Grant Program be paid with shares of Common Stock, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares actually issued to the holder of such option.

                  E. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments will be made to (i) the


                                       5.
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maximum number and/or class of securities available for issuance under the Plan,
(ii) the number and/or class of securities to be made the subject of each subsequent automatic option grant and direct stock issuance, (iii) the number and/or class of securities purchasable under each outstanding option and the exercise price payable per share and (iv) the aggregate number and/or class of securities which may be made the subject of automatic option grants and direct stock issuances in any calendar year. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the dilution or enlargement of rights and benefits under such options.

                                       6.
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                                   ARTICLE TWO

                         AUTOMATIC OPTION GRANT PROGRAM

        I.        GRANT DATES

                  Option grants shall be made under this Article Two on the dates specified below:

                  A. Initial Grant.

                     1. On the date of the first Board meeting following the first annual meeting of the Corporation's stockholders held after the Effective Date, each individual serving as an Eligible Director on the Effective Date shall automatically be granted on the date of such Board meeting a Non-Statutory Option to purchase 1,500 shares of Common Stock upon the terms and conditions of this Article Two, provided such individual continues to serve as an Eligible Director through the date of such Board meeting.

                     2. Each individual who first becomes an Eligible Director after the Effective Date shall automatically be granted, on the date of the first Board meeting following the annual meeting of the Corporation's stockholders at which such individual is first elected as a Board member by the Corporation's stockholders, a Non-Statutory Option to purchase 1,500 shares of Common Stock upon the terms and conditions of this Article Two, provided such individual continues to serve as an Eligible Director through the date of such Board meeting.

                  B. Annual Grant. On each anniversary of the later of (i) the Effective Date or (ii) the date on which the Eligible Director was first elected or appointed as a Board member, such individual shall automatically be granted a Non-Statutory Option to purchase an additional 1,500 shares of Common Stock upon the terms and conditions of this Article Two, provided such individual continues to serve as an Eligible Director through such anniversary date.

                  C. Re-election Grant. Each Eligible Director who ceases to serve on the Board at any time after the Effective Date but who is subsequently re-elected to the Board, whether through appointment by the Board or election by the Corporation's stockholders, shall automatically be granted, on the date of the first Board meeting following the annual meeting of the Corporation's stockholders at which such individual is re-elected as a Board member by the stockholders, a Non-statutory Option to purchase 1,500 shares of Common Stock upon the terms and conditions of this Article Two, provided such individual continues to serve as an Eligible Director through the date of such Board meeting.

                  D. The number of shares for which the automatic option grants are to be made to each newly elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.E. of Article One.


                                       7.
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       II.        EXERCISE PRICE

                  The exercise price per share of Common Stock subject to each automatic option grant made under this Article Two shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

      III.        PAYMENT

                  The exercise price shall be payable in one of the alternative forms specified below:

                           1. full payment in cash or check made payable to the Corporation's order;

                           2. full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date;

                           3. full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Corporation's order; or

                           4. full payment through a sale and remittance procedure pursuant to which the option holder shall provide concurrent irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

       IV.        OPTION TERM

                  Each automatic grant under this Article Two shall have a maximum term of ten (10) years measured from the automatic grant date and shall accordingly terminate and cease to be outstanding for any option shares at the close of business on the day immediately preceding the tenth (10th) anniversary of the automatic grant date, unless sooner terminated in accordance with the provisions of Section VIII of this Article Two.

        V.        EXERCISABILITY/VESTING

                                       8.
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                  Each automatic grant shall be immediately exercisable for any or all of the option shares and shall remain so exercisable until the expiration date of such option, whether or not the Optionee continues to serve as a Board member. The option shares shall be fully vested.

       VI.        NON-TRANSFERABILITY

                  During the lifetime of the Optionee, each automatic option grant shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, other than a transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

      VII.        STOCKHOLDER RIGHTS

                  The holder of an automatic option grant under this Article Two shall have none of the rights of a stockholder with respect to the shares subject to that option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

     VIII.        CORPORATE TRANSACTION

                  A. Immediately following the consummation of a Corporate Transaction, all automatic option grants outstanding under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

                  B. Each outstanding option under this Article Two which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per calendar year basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

       IX.        REMAINING TERMS

                  The remaining terms and conditions of each automatic option grant shall be as set forth in the form Automatic Stock Option Agreement attached as Exhibit A.


                                       9.
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                                  ARTICLE THREE

                        AUTOMATIC STOCK ISSUANCE PROGRAM

        I.        AWARD DATES

                  Direct stock issuances shall be made under this Article Three on the dates specified below:

                  A.       Initial Award.

                           1. Each individual serving as an Eligible Director of
the Corporation on the Effective Date shall automatically receive on such date a direct stock issuance of 1,500 shares of Common Stock upon the terms and conditions of this Article Three (the "Effective Date Awards").

                           2. Each individual who first becomes an Eligible
Director after the Effective Date, whether through election by the stockholders or appointment by the Board, shall automatically receive, on the date of the first Board meeting following the annual meeting of the Corporation's stockholders at which such individual is first elected as a Board member by the stockholders, a direct stock issuance of 1,500 shares of Common Stock upon the terms and conditions of this Article Three, provided such individual continues to serve as an Eligible Director through the date of such Board meeting.

                  B. Annual Award. On each anniversary of the later of (i) the Effective Date or (ii) the date on which the Eligible Director was first elected or appointed as a Board member, such individual shall automatically receive a direct stock issuance of an additional number of shares of Common Stock, provided such individual continues to serve as a Board member through such anniversary date. The number of shares subject to each such additional stock issuance shall be determined by dividing the dollar amount of Fifteen Thousand Dollars ($15,000.00) by the Fair Market Value per share of Common Stock on the issue date and rounding down to the next whole share.

                  C. Award on Re-election. Each Eligible Director who ceases to serve on the Board at any time after the Effective Date but who is subsequently re-elected to the Board whether through appointment by the Board or election by the Corporation's stockholders shall, on the date of the first Board meeting following the annual meeting of the Corporation's stockholders at which such individual is first re-elected as a Board member by the stockholders, automatically receive a direct stock issuance of an additional number of shares of Common Stock, provided such individual continues to serve as an Eligible Director through the date of such Board meeting. The number of shares subject to such additional stock issuance shall be determined by dividing the


                                       10.
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dollar amount of Fifteen Thousand Dollars ($15,000.00) by the Fair Market Value
per share of Common Stock on the issue date and rounding down to the next whole share.

                  D. The number of shares for which the automatic stock issuances are to be made to each newly elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of
Section V.E. of Article One.

       II.        CONSIDERATION

                  The shares of Common Stock issued under this Article Three shall be issued in consideration for services rendered the Corporation by the Participant.

      III.        VESTING PROVISIONS

                  A. Effective Date Awards. The shares of Common Stock issued under this Article Three pursuant to the Effective Date Awards shall be fully vested upon issuance.

                  B. Awards Made After the Effective Date.

                     1. The shares of Common Stock issued under this Article Three after the Effective Date shall be unvested. Upon completion by the Participant of six (6) months of service as a Board member following the award date of the shares, such shares shall become fully vested shares of Common Stock.

                     2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) the escrow provisions of Section V of this Article Three.

                     3. Should the Participant cease to remain in Board service prior to the expiration of the six (6)-month period specified in Section III.B.1 of this Article Three, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares.

                  C. Stockholder Rights. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under this Article Three whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

                                      11.
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       IV.        CORPORATE TRANSACTION/CHANGE IN CONTROL

                  In the event of a Corporate Transaction or a Change in Control, all of the shares of Common Stock issued under this Article Three shall immediately vest in full.

        V.        SHARE ESCROW/LEGENDS

                  Unvested shares shall be held in escrow by the Corporation until the Participant's interest in such shares vests.

       VI.        REMAINING TERMS

                  The remaining terms and conditions of each automatic direct stock issuance made under this Article Three shall be as set forth in the form Automatic Direct Stock Issuance Agreements attached as Exhibits B and Exhibit C, with respect to the Effective Date Awards and the awards made after the Effective Date, respectively.


                                       12.
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                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

        I.        AMENDMENT OF THE PLAN

                  The provisions of this Plan, together with the automatic option grants outstanding under Article Two, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable requirements of the Federal income tax laws and regulations. However, no such amendment or modification shall adversely affect rights and obligations with respect to options on unvested stock issuances at the time outstanding under the Plan, unless the Optionee consents to such amendment. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section V.E. of Article One, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Plan participants.

       II.        EFFECTIVE DATE AND TERM OF PLAN

                  A. The Plan was adopted by the Board on September 23, 1994 and approved by the Corporation's stockholders on August 9, 1995. The Plan became effective on August 10, 1995, the date on which the Underwriting Agreement with respect to the initial public offering of the Corporation's Common Stock was executed and finally priced.

                  B. On August 9, 1995, the Board approved an amendment to the Plan to impose a six (6)-month vesting requirement on all shares issued under the Automatic Stock Issuance Program after the Effective Date.

                  C. The Plan shall terminate upon the earliest to occur of (i) September 22, 2004 unless sooner terminated by the Board and (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of the automatic option grants made under the Automatic Option Grant Program of Article Two or the direct issuance of shares under the Automatic Stock Issuance Program of Article Three (whether vested or unvested). If the date of termination is determined under clause (i) above, then any option grants and unvested stock issuances outstanding on such date shall not be affected by the termination of the Plan and shall continue to have force and effect in accordance with the provisions of the instruments evidencing those grants.


                                       13.
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      III.        CASH PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares pursuant to the automatic grants or stock issuances made under the Plan shall be used for general corporate purposes.

       IV.        REGULATORY APPROVALS

                  A. The implementation of the Plan, the granting of any option under the Automatic Option Grant Program, the issuance of Common Stock upon the exercise of any such option and the issuance of Common Stock under the Automatic Stock Issuance Program shall each be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the Common Stock issued pursuant to it.

                  B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws and all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

        V.        NO IMPAIRMENT OF RIGHTS

                  No provision of the Plan shall in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove any Optionee or Participant from the Board at any time in accordance with the provisions of applicable law.

       VI.        MISCELLANEOUS PROVISIONS

                  A. Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee.

                  B. The provisions of the Plan relating to the exercise of options shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules, as such laws are applied to contracts entered into and performed in such State.

                  C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise and the Optionees and Participants, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.


                                       14.

                                    EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT

                                    EXHIBIT B

                    AUTOMATIC DIRECT STOCK ISSUANCE AGREEMENT

                       (AWARDS MADE ON THE EFFECTIVE DATE)

                                    EXHIBIT C

                    AUTOMATIC DIRECT STOCK ISSUANCE AGREEMENT

                     (AWARDS MADE AFTER THE EFFECTIVE DATE)